Exhibit (h)(viii) under form N-1A
                                                 Exhibit (10) under 601/Reg. S-K

FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AGREEMENT dated as of January 1, 2004 is made, severally and not jointly (except that the parties jointly agree to the provisions of Section XII hereunder) by each of the investment companies listed on Exhibit A hereto (each, a "Trust") and State Street Bank and Trust Company ("State Street").

WHEREAS, each Trust is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") with authorized and issued shares of capital stock or beneficial interest (the "Shares");

WHEREAS, certain Trusts subject to this Agreement are "series companies" as defined in Rule 18f-2(a) under the 1940 Act and, as used in this Agreement, the term "Portfolio" refers to either (i) an individual portfolio of such a series company or (ii) an investment company that is not organized as a series company, and the term "Portfolios" refers to all such portfolios and investment companies, collectively;

WHEREAS, Shares of each Portfolio may be subdivided into "classes" as provided in Rule 18f-3 under the 1940 Act;

WHEREAS, the Trust desires to retain State Street as financial administrator (the "Financial Administrator") to furnish certain financial administrative services on behalf of the Portfolios;

WHEREAS, the Trust desires to retain State Street as accounting agent (the "Accounting Agent") to perform certain accounting and recordkeeping services on behalf of the Portfolios; and

WHEREAS, State Street is willing to perform such services on the terms provided herein.

NOW, THEREFORE, the parties agree as follows:

I.  APPOINTMENT

   A.   Of State Street as the Financial Administrator

The Trust hereby appoints State Street to act as Financial Administrator with respect to the Trust for purposes of providing certain financial administrative services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the financial administrative services stated herein.

The Trust will initially consist of the Portfolios identified on Exhibit A hereto. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Financial Administrator to act as financial administrator hereunder, the Trust shall notify the Financial Administrator in writing (including by facsimile or electronic mail communication). Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Financial Administrator at the time of the addition of the Portfolio.

   B.   Of State Street as the Accounting Agent

The Trust hereby appoints State Street to act as Accounting Agent with respect to the Portfolios for purposes of providing certain accounting and recordkeeping services for the period and on the terms set forth in this Agreement. State Street accepts such appointment and agrees to render the accounting and recordkeeping services stated herein.

The Trust will initially consist of the Portfolios identified on Exhibit A. In the event that the Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Accounting Agent to act as accounting agent hereunder, the Trust shall notify the Accounting Agent in writing (including by facsimile or electronic mail communication). Upon such notification, such Portfolio shall become subject to the provisions of this Agreement to the same extent as the existing Portfolios, except to the extent that such provisions (including those relating to compensation and expenses payable by the Trust and its Portfolios) may be modified with respect to each additional Portfolio in writing by the Trust and the Accounting Agent at the time of the addition of the Portfolio.

II. REPRESENTATIONS and WARRANTIES

   A.   By State Street.  State Street represents and warrants that:

1.    It is a Massachusetts  trust company,  duly organized and existing under the laws of The Commonwealth of Massachusetts;

2.    It has the  corporate  power and  authority  to carry on its business in
           The Commonwealth of Massachusetts;

3.    All requisite  corporate  proceedings have been taken to authorize it to enter into and perform this Agreement;

4.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair State Street's ability to perform its duties and obligations under this Agreement;

5.    Its entrance into this  Agreement  shall not cause a material  breach or be in material conflict with any other agreement or obligation of State Street or any law or regulation applicable to it; and

6.    It has and will  continue  to have access to the  necessary  facilities, equipment and personnel to perform its duties and obligations under this Agreement.

   B.   By the Trust.  The Trust represents and warrants that:

1.    It is duly  organized,  existing and in good standing  under the laws of the jurisdiction in which it was formed;

2.    It  has  the  power  and  authority  under  applicable  laws  and by its organizational documents to enter into and perform this Agreement;

3.    All requisite  proceedings have been taken to authorize it to enter into and perform this Agreement;

4.    With respect to each  Portfolio,  it is an investment  company  properly registered under the 1940 Act;

5.    A  registration  statement  under  the 1940 Act  (and if  Shares  of the
           Portfolio are offered publicly, under the Securities Act of 1933, as amended (the "1933 Act")) has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its Shares have been made;

6.    No  legal  or   administrative   proceedings  have  been  instituted  or
           threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

7.    Its entrance into this Agreement will not cause a material  breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

8.    As of the close of business on the date of this Agreement,  the Trust is authorized to issue its Shares.

III.        DUTIES of STATE STREET

   A. As the Financial Administrator. The Financial Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the respective Trust and its Board of Trustees/Directors (the "Board") and the review and comment by the Trust's auditors, administrator and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Financial Administrator:

1.    Compile,  review and deliver to the Trust,  fund performance  statistics including Securities and Exchange Commission (the "SEC") yields, distribution yields and total returns;

2.    Prepare and submit for  approval by officers of the Trust a fund expense budget, review expense calculations and arrange for payment of the Trust's expenses;

3.    Prepare  for review and  approval  by  officers  of the Trust  financial
           information   required  for  the  Trust's  annual  and  semi-annual
           reports, proxy statements and other communications required or otherwise to be sent to shareholders; review text of "President's Letter to Shareholders" and "Management's Discussion of Financial Performance" as included in shareholder reports (which shall also be subject to review by the Trust's legal counsel);

4.    Prepare for review by an officer of and legal  counsel for the Trust the
           Trust's periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A, Form N-14 and Form 24F-2 and such other reports, forms or filings as may be mutually agreed upon;

5.    Prepare  reports  relating to the  business  and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

6.    Oversee and review  calculations of fees paid to State Street and to the
           Trust's investment adviser, shareholder servicing agent, distributor, custodian, fund administrator, fund accountant and transfer and dividend disbursing agent ("Transfer Agent"), in addition to the oversight and review of all asset based fee calculations;

7.    Prepare  fund income  forecasts  and submit for  approval by officers of the Trust, recommendations for fund income dividend distributions;

8.    Maintain  continuing  awareness of significant  emerging  regulatory and legislative developments which may affect the Trust, and provide related planning assistance where requested or appropriate;

9. Complete monthly preferred shares "asset coverage" test (as that term is defined in Section 18(h) of the 1940 Act) (the "1940 Act Test") following the compliance procedures contained in Exhibit C attached hereto, as such Exhibit may be amended from time to time by mutual agreement of the parties (the "Compliance Procedures");

10.   Complete  monthly  preferred  shares basic  maintenance  amount test for
           Fitch Ratings, Ltd. ("Fitch") preferred rate auction (the "Fitch Preferred Shares Basic Maintenance Test") following the Compliance Procedures; and

11.   Complete  monthly  preferred  shares basic  maintenance  amount test for
           Moody's Investors Service, Inc. ("Moody's") preferred rate auction (the "Moody's Preferred Shares Basic Maintenance Test") following the Compliance Procedures.

The Financial Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.


   B.   As the Accounting Agent.

1.    Books of  Account.  The  Accounting  Agent shall  maintain  the books of account of the Trust and shall perform the following duties in the manner prescribed by the respective Trust's currently effective prospectus, statement of additional information or other governing document, certified copies of which have been supplied to the Accounting Agent (a "Governing Document"):

           a. Value the assets of each Portfolio using: primarily, market quotations (including the use of matrix pricing) supplied by the independent pricing services selected by the Accounting Agent in consultation with the Trust's investment adviser (the "Adviser") and approved by the Board; secondarily, if a designated pricing service does not provide a price for a security that the Accounting Agent believes should be available by market quotation, the Accounting Agent may obtain a price by calling brokers designated by the Adviser, or if the Adviser does not supply the names of such brokers, the Accounting Agent will attempt on its own to find brokers to price the security, subject to approval by the Adviser; thirdly, for securities for which no market price is available, the Valuation Committee of the Board (the "Committee") will determine a fair value in good faith; or fourthly, such other procedures as may be adopted by the Board. Consistent with Rule 2a-4 under the 1940 Act, estimates may be used where necessary or appropriate. The Accounting Agent is not the guarantor of the accuracy of the securities prices received from such pricing agents and the Accounting Agent is not liable to the Trust for errors in valuing a Portfolio's assets or calculating the net asset value (the "NAV") per share of such Portfolio or class when the calculations are based upon inaccurate prices provided by pricing agents. The Accounting Agent will provide daily to the Adviser the security prices used in calculating the NAV of each Portfolio, for its use in preparing exception reports for those prices on which the Adviser has a comment. Further, upon receipt of the exception reports generated by the Adviser, the Accounting Agent will diligently pursue communication regarding exception reports with the designated pricing agents;

b.    Determine the NAV per share of each Portfolio  and/or class, at the time and in the manner from time to time determined by the Board and as set forth in the Prospectus of such Portfolio;

c.    Calculate the net income of each of the Portfolios, if any;

d.    Calculate  realized  capital  gains or losses of each of the  Portfolios resulting from sale or disposition of assets, if any;

e.    Maintain  the general  ledger and other  accounts,  books and  financial records of the Trust, including for each Portfolio, as required under Section 31(a) of the 1940 Act and the rules thereunder in connection with the services provided by State Street;

f.    At the request of the Trust,  prepare various reports or other financial documents in accordance with generally accepted accounting principles as required by federal, state and other applicable laws and regulations; and

g.    Such other similar services as may be reasonably requested by the Trust.

The Trust shall provide timely prior notice to the Accounting Agent of any modification in the manner in which such calculations are to be performed as prescribed in any revision to the Trust's Governing Document. The Accounting Agent shall not be responsible for any revisions to the manner in which such calculations are to be performed unless such revisions are communicated in writing to the Accounting Agent.

        2. Records. The Accounting Agent shall create and maintain all records relating to its activities and obligations under this Agreement in such a manner as will meet the obligations of the Trust under the 1940 Act, specifically Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Accounting Agent be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. Subject to Section XVI.B below, the Accounting Agent shall preserve for the period required by law the records required to be maintained thereunder.

IV.         DUTIES of the TRUST

   A. Delivery of Documents. The Trust will promptly deliver to the Financial Administrator copies of each of the following documents and all future amendments and supplements, if any:

1.    The Trust's organizational documents;

2.    The Trust's currently effective  registration  statements under the 1933
           Act (if applicable) and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information (collectively, the "Prospectus") relating to all Portfolios and all amendments and supplements thereto as in effect from time to time;

3.    Certified  copies of resolutions of the Board  authorizing (a) the Trust to enter into this Agreement and (b) certain individuals on behalf of the Trust and its third-party agents to (i) give instructions to the Financial Administrator pursuant to this Agreement and (ii) sign checks and pay expenses;

4.    The investment  advisory  agreements between the Trust and the Advisers;
           and

5.    Such other  certificates,  documents  or  opinions  which the  Financial
           Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

The Trust shall provide, or shall cause its third-party agent to provide, timely notice to the Accounting Agent of all data reasonably required by the Accounting Agent for performance of its duties described in Section III.B hereunder. The Trust's failure to provide such timely notice shall excuse the Accounting Agent from the performance of such duties, but only to the extent the Accounting Agent's performance is prejudiced by the Trust's failure.

State Street is authorized and instructed to rely upon any and all information it receives from the Trust or its third-party agent that it reasonably believes to be genuine. State Street shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any data supplied to it by or on behalf of the Trust.

State Street shall value the Trust's securities and other assets utilizing prices obtained from sources designated by the Trust, or the Trust's duly-authorized agent, on a Price Source Authorization substantially in the form attached hereto as Exhibit B or otherwise designated by means of Proper Instructions (as such term is defined herein) (collectively, the "Authorized Price Sources"). State Street shall not be responsible for any revisions to the methods of calculation adopted by the Trust unless and until such revisions are communicated in writing to State Street.
A.
   B.   Proper  Instructions.  The  Trust  and its  third-party  agents  shall communicate to State Street by means of Proper Instructions. Proper Instructions shall mean (i) a writing signed or initialed by one or more persons as the Board shall have from time to time authorized or (ii) a communication effected directly between the Trust or its third-party agent and State Street by electro-mechanical or electronic devices, provided that the Trust and State Street have approved such procedures. State Street may rely upon any Proper Instruction believed by it to be genuine and to have been properly issued by or on behalf of the Trust. Oral instructions shall be considered Proper Instructions if State Street reasonably believes them to have been given by a person authorized to give such instructions. The Trust and its third-party agents shall cause all oral instructions to be confirmed in accordance with clauses (i) or (ii) above, as appropriate. The Trust and its third-party agents shall give timely Proper Instructions to State Street in regard to matters affecting accounting practices and State Street's performance pursuant to this Agreement.

V.          COMPLIANCE WITH GOVERNMENTAL RULES and REGULATIONS; RECORDS

The Trust assumes full responsibility for its compliance with all securities, tax, commodities and other laws, rules and regulations applicable to it.

VI.     WARRANTIES

If, prior to the Accounting Agent's calculation of the current NAV, the Trust or its third-party agent notifies the Accounting Agent that any of its accounting services are erroneous in any material respect, the Accounting
Agent  shall   endeavor  in  a  timely   manner  to  correct   such   failure.
Third-parties that are selected by and approved by the Trust and from which the Accounting Agent may obtain certain data included in the accounting services are solely responsible for the contents of such data and the Trust agrees to make no claim against the Accounting Agent arising out of the contents of such third-party data including, but not limited to, the accuracy thereof.

VII.  FORCE MAJEURE

   If any party is unable to carry out any of its obligations under this Agreement because of conditions beyond its reasonable control, including, but not limited to, acts of war or terrorism, work stoppages, fire, civil disobedience, delays associated with hardware malfunction or availability, riots, rebellions, storms, electrical failures, acts of God, and similar occurrences ("Force Majeure"), this Agreement will remain in effect and the non-performing party's obligations shall be suspended without liability for a period equal to the period of the continuing Force Majeure (which such period shall not exceed fifteen (15) business days), provided that:

(1)   where reasonably practicable, the non-performing party gives the other party prompt notice describing the Force Majeure, including the nature of the occurrence and its expected duration and, where reasonably practicable, continues to furnish regular reports with respect thereto during the period of Force Majeure;

(2)   the suspension of obligations is of no greater scope and of no longer duration than is required by the Force Majeure;

(3)   no obligations of any party that accrued before the Force Majeure are excused as a result of the Force Majeure; and

(4)   the   non-performing   Party  uses  reasonable  efforts  to  remedy  its
            inability to perform as quickly as possible.

VIII.   INSTRUCTIONS and ADVICE

At any time, State Street may apply to any officer of the Trust for instructions and may consult with its own legal counsel with respect to any matter arising in connection with the services to be performed by State Street under the terms of this Agreement. At any time, State Street may consult with outside counsel for the Trust or the independent accountants for the Trust ("Trust Advisers") at the expense of the Trust, provided that State Street first obtains consent of the Trust which shall not be unreasonably withheld, with respect to any matter arising in connection with the services to be performed by State Street under the terms of this Agreement. In its capacity as the Financial Administrator or as the Accounting Agent under the terms of this Agreement, State Street shall not be liable, and shall be indemnified by the Trust or appropriate Portfolio for any action taken or omitted by it in good faith reliance upon any instructions or advice provided to State Street by a Trust Adviser or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. State Street shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon State
Street any obligation to seek such instructions or advice, or to act in accordance with such advice when received.


IX.         NOTICES

All notices shall be in writing and deemed given when delivered in person, by facsimile, by overnight delivery through a commercial courier service, or by registered or certified mail, return receipt requested. Notices shall be addressed to each party at its address set forth below, or such other address as the recipient may have specified by earlier notice to the sender:

If to State Street:     LaFayette Corporate Center
                        2 Avenue de LaFayette, 5 South
                        Boston, MA  02111
                        ATTN:  Michael E. Hagerty
                        Telephone:  (617) 662-3630
                        Facsimile:  (617) 662-3690

With a copy to:   State Street Bank and Trust Company
                        One Federal Street, 9th Floor (B02/9)
                        P.O. Box 5049
                        Boston, MA  02206-5049
                        ATTN:  Mary Moran Zeven, Esq.
                        Telephone:  (617) 662-1783
                        Facsimile:  (617) 662-3805

If to the Trust:        5800 Corporate Drive
                        Pittsburgh, PA  15237-7010
                        ATTN:  Richard  J.  Thomas,  Treasurer  with a copy to
the General Counsel
                        Telephone:  (412) 288-1282
                        Facsimile:  (412) 288-6788

X.      CONFIDENTIALITY

State Street agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its beneficiaries and will not disclose the same to any person except at the request or with the written consent of the Trust.

XI.     LIMITATION of LIABILITY and INDEMNIFICATION

State Street shall be held to a standard of reasonable care in carrying out its duties under this Agreement. State Street shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section XV, shall have no responsibility for the actions or activities of any other party, including other service providers. State Street shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless caused by or resulting from the negligence, reckless misconduct, willful malfeasance or lack of good faith of State Street, its officers or employees and, in such event, such liability will be subject to the limitations set forth in Section XII herein. State
Street shall not be liable for any special, INdirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to the Trust's use of the services described herein or the performance of or failure to perform State Street's obligations under this Agreement. This disclaimer applies without limitation to claims regardless of the form of action, whether in contract (including negligence), strict liability, or otherwise and regardless of whether such damages are foreseeable.

The Trust will indemnify and hold harmless State Street and its stockholders, directors, officers, employees, agents, and representatives (collectively, the "Trust Indemnified Persons") for, and will pay to the Trust Indemnified Persons the amount of, any actual and direct damages, whether or not involving a third-party claim (collectively, the "Damages"), arising from or in connection with (i) any act or omission by State Street (or any of its affiliates) pursuant to this Agreement which does not constitute negligence, reckless misconduct, willful malfeasance or lack of good faith in fulfilling the terms and obligations of this Agreement, (ii) any act or omission by the Trust (or any of its affiliates) which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement, or
(iii) any act or omission by the Trust (or any of its affiliates) which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement. The remedies provided in this paragraph are not exclusive of or limit any other remedies that may be available to State Street or any other Trust Indemnified Person.

State Street will indemnify and hold harmless the Trust, and its respective shareholders, trustees, directors, officers, agents, and representatives (collectively, the "State Street Indemnified Persons") for, and will pay to the State Street Indemnified Persons the amount of, any Damages, arising from or in connection with (i) any act or omission by State Street (or any of its affiliates) which constitutes a breach of any representation, warranty, term, or obligation contained in this Agreement or (ii) any act or omission by State Street (or any of its affiliates) which constitutes negligence, reckless misconduct, willful malfeasance, or lack of good faith in fulfilling the terms and obligations of this Agreement; provided, however, that State Street shall not be required to provide indemnification for damages arising from errors caused by inaccurate prices received from independent pricing services and reasonably relied upon by State Street. In the event that State Street is required to provide indemnification under this Section XI, its liability shall be limited as described under Section XII below. The remedies provided in this paragraph are not exclusive of or limit any other remedies that may be available to the Trust or any other State Street Indemnified Person.

The indemnification and limitation of liability contained herein shall survive the termination of this Agreement.

XII.    EXCLUSIVE REMEDY

State Street's total cumulative liability under this Agreement for all of the Trusts in the aggregate during any calendar year shall be limited to actual or direct damage up to the aggregate amount of two (2) times the fees earned by State Street under Section XV hereunder during the calendar year (or annualized period) preceding the event giving rise to liability.

XIII.   SERVICES NOT EXCLUSIVE

The services of State Street to the Trust are not to be deemed exclusive and State Street shall be free to render similar services to others. State Street shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

XIV.    TERM; TERMINATION; AMENDMENT

   A. Term. This Agreement shall become effective on the date first written above and shall remain in full force and effect for a period of two
(2) years from the effective date (the "Initial Term") and shall automatically continue in full force and effect after such Initial Term unless either party terminates this Agreement by written notice to the other party at least six (6) months prior to the expiration of the Initial Term.

    B. Termination. Either party may terminate this Agreement at any time after the Initial Term upon at least six (6) months' prior written notice to the other party. Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement with respect to any other Portfolio. Upon termination of this Agreement, the Trust shall pay to State Street such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

   C. Amendment. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each party. The term "Agreement", as used herein, includes all schedules and attachments hereto and any future written amendments, modifications, or supplements made in accordance herewith.

XV.   FEES, EXPENSES and EXPENSE REIMBURSEMENT

State Street shall receive from the Trust such compensation for its services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. In the event of substantial change in the mix of types of Portfolios or in the event of new types of Portfolios offered by the Trust or modifications or changes to the service delivery requirements, the parties shall review the existing fee structure and an appropriate adjustment to the fee, if any, shall be negotiated by the parties within ninety (90) days. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse State Street for its out-of-pocket costs and expenses incurred in connection with this Agreement with respect to reasonable attorney's fees incurred by State Street to collect any charges due under this Agreement.

The Trust agrees to promptly reimburse State Street for any equipment and supplies specially ordered by or for the Trust (with the Trust's consent) through State Street and for any other expenses not contemplated by this Agreement that State Street may incur on the Trust's behalf at the Trust's request and with the Trust's consent.

Each party will bear all expenses that are incurred in its operation and not specifically assumed by the other party. Expenses to be borne by the Trust include, but are not limited to: Organization expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by State Street under this Agreement); cost of any services contracted for by the Trust directly from parties other than State Street; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A or N-2, Form N-14 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's NAV.

State Street is authorized to and may employ or associate with such person or persons as it may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by State Street and State Street shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

XVI.  ASSIGNMENT; SUCCESSOR AGENT

   A. Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign to a successor all of or a substantial portion of its business, or to a party controlling, controlled by, or under common control with such party.

   B. Successor Agent. This Agreement shall be binding on and shall inure to the benefit of each party and to their successors and permitted assigns. If a successor agent for the Trust shall be appointed by the Trust, State Street shall upon termination deliver to such successor agent all properties of the Trust held by it hereunder.

In the event that no written order designating a successor agent or Proper Instructions shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all properties held by State Street under this Agreement. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

XVII.       ENTIRE AGREEMENT

This Agreement (including all schedules and attachments hereto) constitutes the entire Agreement between the parties with respect to the subject matter hereof and terminates and supersedes all prior agreements, representations, warranties, commitments, statements, negotiations and undertakings with respect to such services to be performed hereunder whether oral or in writing.

XXIII.      WAIVER

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

XIX.        HEADINGS NOT CONTROLLING

Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

XX.   SURVIVAL

After expiration or termination of this Agreement, all provisions relating to payment (Section XV and the fee schedule) shall survive until completion of required payments. In addition, all provisions regarding termination (Section XIV), indemnification, warranty, liability and limits thereon (Section XI and Section XII) shall survive, unless and until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.

XXI.        SEVERABILITY

In the event any provision of this Agreement is held illegal, invalid, void or unenforceable, the balance shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

XXII.       GOVERNING LAW; JURISDICTION

This Agreement shall be deemed to have been made in The Commonwealth of Massachusetts and shall be governed by and construed under and in accordance with the laws of The Commonwealth of Massachusetts without giving effect to its conflict of laws principles and rules. The parties agree that any dispute arising herefrom shall be subject to the exclusive jurisdiction of courts sitting in The Commonwealth of Massachusetts.

XXIII.      REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

XXIV.       REMOTE ACCESS SERVICES ADDENDUM

State Street and the Trust agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

XXV.  MISCELLANEOUS

The execution and delivery of this Agreement have been authorized by the Board of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any member of the Board or shareholders of the Trust, but bind only the property of the Trust, or Portfolio, as provided in the organizational documents.

Each party agrees to promptly sign all documents and take any additional actions reasonably requested by the other to accomplish the purposes of this Agreement.



                      [Remainder of Page Intentionally Blank]


      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


STATE STREET BANK AND TRUST COMPANY



By:  /s/ Michael E. Hagerty (12/29/03)
II.   Name:  Michael E. Hagerty
III.  Title:  Senior Vice President



INVESTMENT COMPANIES
(Listed on Exhibit A hereto)



IV.   By:  /s/ Richard J. Thomas
V.    Name:  Richard J. Thomas
VI.   Title:  Senior Vice President - Treasurer



                                  EXHIBIT A
      To the Financial Administration and Accounting Services Agreement
                           (revised as of 6/30/04)

                                    FUNDS

                                  FUND NAME


Capital Preservation Fund
Edward D. Jones Money Market Fund
Federated Adjustable Rate Securities Fund
Federated American Leaders Fund, Inc.
Federated Equity Income Fund, Inc.
Federated GNMA Trust
Federated Government Income Securities, Inc.
Federated High Income Bond Fund, Inc.
Federated High Yield Trust
Federated Income Trust
Federated Limited Duration Government Fund
Federated Municipal Opportunities Fund, Inc.
Federated Municipal Securities Fund, Inc.
Federated Short-Term Municipal Trust
Federated Stock & Bond Fund, Inc.
Federated Stock Trust
Federated Total Return Government Bond Fund
Federated U.S. Government Securities Fund:  1-3 Years
Federated U.S. Government Securities Fund:  2-5 Years
Federated U.S. Government Bond Fund

Cash Trust Series, Inc.:
Government Cash Series
Municipal Cash Series
Prime Cash Series
Treasury Cash Series

Cash Trust Series II:
Municipal Cash Series II
Treasury Cash Series II

Federated Core Trust:
Federated Mortgage Core Portfolio
High Yield Bond Portfolio

Federated Core Trust II, LP:
Capital Appreciation Core Fund
Emerging Markets Fixed Income Core Fund*
Mortgage Core Fund


Federated Equity Funds:
Federated Capital Appreciation Fund
Federated Kaufmann Fund
Federated Kaufmann Small Cap Fund
Federated Large Cap Growth Fund
Federated Market Opportunity Fund
Federated Mid-Cap Growth Strategies Fund
Federated Technology Fund

Federated Fixed Income Securities, Inc.:
Federated Limited Term Fund
Federated Limited Term Municipal Fund
Federated Municipal Ultrashort Fund
Federated Strategic Income Fund

Federated Income Securities Trust:
Federated Capital Income Fund
Federated Fund for US Government Securities
Federated Intermediate Corporate Bond Fund
Federated Muni and Stock Advantage Fund
Federated Short-Term Income Fund

Federated Index Trust:
Federated Max-Cap Index Fund
Federated Mid-Cap Index Fund
Federated Mini-Cap Index Fund

Federated Institutional Trust:
Federated Government Ultrashort Duration Fund
Federated Institutional High Yield Bond Fund

Federated Insurance Series:
Federated American Leader Fund II
Federated Capital Appreciation Fund II
Federated Capital Income Fund II
Federated Equity Income Fund II
Federated Fund for U.S. Government Securities II
Federated Growth Strategies Fund II
Federated High Income Bond Fund II
Federated International Equity Fund II*
Federated Kaufmann Fund II
Federated Prime Money Fund II
Federated Quality Bond Fund II
Federated Total Return Bond Fund II

Federated International Series Inc.:*
Federated International Bond Fund
Federated International Equity Fund

Federated Investment Series Funds, Inc.:
Federated Bond Fund

Federated Managed Allocation Portfolios:
Federated Conservative Allocation Fund
Federated Growth Allocation Fund
Federated Moderate Allocation Fund

Federated Municipal Securities Income Trust:
Federated California Municipal Income Fund
Federated Michigan Intermediate Municipal Trust
Federated New York Municipal Income Fund
Federated North Carolina Municipal Income Fund
Federated Ohio Municipal Income Fund
Federated Pennsylvania Municipal Income Fund
Federated Vermont Municipal Income Fund

Federated Premier Municipal Income:
Federated Premier Intermediate Municipal Income Fund
Federated Premier Municipal Income Fund

Federated Total Return Series, Inc.:
Federated Limited Duration Fund
Federated Mortgage Fund
Federated Total Return Bond Fund
Federated Ultrashort Bond Fund

Federated World Investment Series, Inc.:*
Federated European Equity Fund
Federated Global Equity Fund
Federated Global Value Fund
Federated International Capital Appreciation Fund
Federated International High Income Fund
Federated International Small Company Fund
Federated International Value Fund

Intermediate Municipal Trust:
Federated Intermediate Municipal Trust


Money Market Obligations Trust:
Alabama Municipal Cash Trust
Arizona Municipal Cash Trust
Automated Cash Management Trust
Automated Government Cash Reserves
Automated Government Money Trust
Automated Treasury Cash Reserves
California Municipal Cash Trust
Connecticut Municipal Cash Trust
Federated Master Trust
Federated Short-Term U.S. Government Trust
Federated Tax-Free Trust
Florida Municipal Cash Trust
Georgia Municipal Cash Trust
Government Obligations Fund
Government Obligations Tax-Managed Fund
Liberty U.S. Government Money Market Trust
Liquid Cash Trust
Maryland Municipal Cash Trust
Massachusetts Municipal Cash Trust
Michigan Municipal Cash Trust
Minnesota Municipal Cash Trust
Money Market Management
Money Market Trust
Municipal Obligations Fund
New Jersey Municipal Cash Trust
New York Municipal Cash Trust
North Carolina Municipal Cash Trust
Ohio Municipal Cash Trust
Pennsylvania Municipal Cash Trust
Prime Cash Obligations Fund
Prime Management Obligations Fund
Prime Obligations Fund
Prime Value Obligations Fund
Tax-Free Instruments Trust
Tax-Free Obligations Fund
Treasury Obligations Fund
Trust for Government Cash Reserves
Trust for Short Term U.S. Government Securities
Trust for U.S. Treasury Obligations
U.S. Treasury Cash Reserves
Virginia Municipal Cash Trust

*As of the date of this Agreement, the Trust has provided proper notice under
Section XIV.B of the Agreement that the Agreement may be terminated solely with respect to such Trust by May 31, 2004.